Exhibit 23(b)—Consent of L.L. Bradford & Company, LLC

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 31, 2013, relating to the consolidated financial statements of ABCO Energy, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
August 3, 2015